Exhibit 1.2

FORM OF AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Equity Distribution Agreement, dated as of May 21, 2013 (the “Agreement”), by and between Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), Buckeye GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) and [SALES AGENT] (“Sales Agent” and, together with the Partnership and the General Partner, the “Parties”), is entered into on and as of March 2, 2015 (the “Effective Date”). Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Agreement.

WHEREAS, the Partnership filed a registration statement on Form S-3 (File Number 333-200441), which was declared effective on January 16, 2015 (the “New Registration Statement”), pursuant to which it wishes to sell Securities available for issuance under the Agreement; and

WHEREAS, the Parties wish to amend certain terms of the Agreement to reference the New Registration Statement and make certain related corresponding changes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Amendments to Agreement.

(a)                                 The first sentence of the second paragraph of Section 1 is hereby deleted in its entirety and replaced with the following:

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration on Form S-3 (File No. 333-200441), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Partnership, and which incorporates by reference the documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

(b)                                 Section 5(a)(3)(ii) is hereby deleted in its entirety and replaced with the following:

Limited Partners Interests. The limited partners of the Partnership hold LP Units in the Partnership aggregating a 100% limited partner interest in the Partnership, represented by (as of February 27, 2015) 127,235,737 LP Units; such LP Units are the only limited partners interests of the Partners that are issued and outstanding; all of such LP Units have been duly authorized and validly issued pursuant to the agreement of limited partnership of the Partners, as amended and restated to the date hereof (the “Partnership Agreement”), and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, as amended (“DRULPA”);

(c)                                  The last sentence of Section 7(k) is hereby deleted in its entirety and replaced with the following:

The foregoing sentence shall not apply to (x) the Securities to be offered and sold through the Sales Agent pursuant to this Agreement or any terms agreement or the LP Units to be offered and sold through any Alternative Agent pursuant to any Alternative Distribution Agreement and (y) equity incentive awards approved by the Board of Directors of the General Partner or the compensation committee thereof (or a person authorized by the compensation committee) or the issuance of LP Units upon the vesting thereof.

(d)                                 The definition of “Class B Units” is hereby deleted in its entirety from Section 19.

(e)                                  The first sentence of paragraph (g) of Exhibit D is hereby deleted in its entirety and replaced with the following:

The Registration Statement was declared effective under the Securities Act on January 16, 2015.

(f)                                   Section (iii) of Exhibit E is hereby deleted in its entirety and replaced with the following:

(iii)                               As of February 27, 2015, the limited partners of the Partnership hold LP Units in the Partnership aggregating a 100% limited partner interest in the Partnership, represented by 127,235,737 LP Units; such LP Units are the only limited partner interests of the Partnership that are issued and outstanding.

Section 2. Effectiveness. This Amendment shall be effective as of the date hereof for all future offers and sales under the Agreement.

Section 3. Representations and Warranties. The Partnership represents to the Sales Agent that it has duly authorized, executed and delivered this Amendment.

Section 4.  Continuing Effect. Except as expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its respective terms and is hereby in all respects ratified and confirmed.

Section 5.  References to Agreements. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith, shall, from the date hereof, be deemed a reference to the Agreement as amended hereby.

Section 6. Applicable Law. This Amendment shall be governed by and construed in accordance with the law governing the Agreement.

Section 7. Counterparts. This Amendment may be signed in one or more counterparts, each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

BUCKEYE GP LLC

By:
Name:
Title:

BUCKEYE PARTNERS, L.P.
By: Buckeye GP LLC, its general partner

By:
Name:
Title:

Signature Page to Amendment No. 1 to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first above written

[SALES AGENT]

By:
Name:
Title:

Signature Page to Amendment No. 1 to Equity Distribution Agreement